                                                                     EXHIBIT 4.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

      THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (this "AMENDMENT NO. 1"), dated as of July 28, 2003, is made by and between N2H2, Inc., a Washington corporation (the "COMPANY"), and Mellon Investor Services LLC, as Rights Agent (the "RIGHTS AGENT"). Reference is made to the Rights Agreement dated as of May 24, 2002 (the "RIGHTS AGREEMENT") between the parties. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Rights Agreement.

      WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

      WHEREAS, the Company is a party to an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "SECURE COMPUTING MERGER AGREEMENT"), dated July 28, 2003, among Secure Computing Corporation, a Delaware corporation ("SECURE COMPUTING"), Nitro Acquisition Corp., a Washington corporation and wholly owned subsidiary of Secure Computing ("MERGER SUB"), and the Company, which provides for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "SECURE COMPUTING MERGER"), subject to shareholder approval and other terms and conditions; and

      WHEREAS, concurrently with the execution and delivery of the Secure Computing Merger Agreement, Secure Computing and certain shareholders of the Company (the "SHAREHOLDERS") entered into Voting Agreements, dated as of July 28, 2003 (the "VOTING AGREEMENTS"), which, among other things, obligate the Shareholders to vote in support of the Secure Computing Merger, restrict the ability of the Shareholders to transfer shares of the Company's Common Stock, and grants Secure Computing an irrevocable proxy to vote the Shareholders' shares of the Company's Common Stock; and

      WHEREAS, the Secure Computing Merger Agreement contemplates amendments to the Rights Agreement so that the Rights Agreement will not be applicable to the Secure Computing Merger Agreement, the Secure Computing Merger, the Voting Agreements, and the transactions contemplated by the Merger Agreement and the Voting Agreements; and

      WHEREAS, the Company's Board of Directors previously determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement as contemplated by the Secure Computing Merger Agreement.

      NOW, THEREFORE, in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

      1. The definition of "ACQUIRING PERSON" in Section 1(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, none of Secure Computing Corporation, a Delaware corporation ("SECURE COMPUTING"), Nitro Acquisition Corp., a Washington corporation ("MERGER SUB"), or any of their Affiliates or Associates, shall be deemed to be an Acquiring Person by virtue of the execution of the Agreement and Plan of Merger, dated as of July 28, 2003 (as the same may be amended from time to time, the "SECURE COMPUTING MERGER AGREEMENT"), by and among Secure Computing, Merger Sub and the Company, the Voting Agreements, dated as of July 28, 2003, between Secure Computing and each of the directors and executive officers of the Company (the "VOTING AGREEMENTS") or the consummation of the transactions contemplated by the Secure Computing Merger Agreement, including, without limitation, the merger of Merger Sub with and into the Company (the "SECURE COMPUTING Merger"), or the acquisition of beneficial ownership of Common Shares pursuant to the Voting Agreements or the announcement of any of the foregoing transactions."

      2. Section 1(h) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the execution of the Secure Computing Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated by the Secure Computing Merger Agreement, including, without limitation, the Secure Computing Merger, the acquisition of beneficial ownership of Common Shares pursuant to the Voting Agreements, or the announcement of any of the foregoing transactions."

      3. The definition of "FINAL EXPIRATION DATE" in Section 1(k) of the Rights Agreement is hereby modified and amended to read as follows:

            "`FINAL EXPIRATION DATE' shall mean May 24, 2012 or, if earlier, immediately prior to the consummation of the Secure Computing Merger as contemplated by the Secure Computing Merger Agreement."

      4. The definition of "SECTION 13 EVENT" in Section 1(u) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a
            Section 13 Event shall not be deemed to have occurred as the result of the execution of the Secure Computing Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated by the Secure Computing Merger Agreement, including, without limitation, the Secure Computing Merger, the acquisition of beneficial ownership of Common Shares pursuant to the Voting Agreements, or the announcement of any of the foregoing transactions."

      5. The definition of "SHARES ACQUISITION DATE" in Section 1(v) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as a result of the execution of the Secure Computing Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated by the Secure Computing Merger Agreement, including, without limitation, the Secure Computing Merger, the acquisition of beneficial ownership of Common Shares pursuant to the Voting Agreements, or the announcement of any of the foregoing transactions."

      6. The definition of "TRIGGERING EVENT" in Section 1(z) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred as a result of the execution of the Secure Computing Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated by the Secure Computing Merger Agreement, including, without limitation, the Secure Computing Merger, the acquisition of beneficial ownership of Common Shares pursuant to the Voting Agreements, or the announcement of any of the foregoing transactions."

      7. Section 30 of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Nothing in this Agreement shall be construed to give any holder of Rights (and, prior to the Distribution Date, the Common Shares) or any other Person any legal or equitable rights, remedies, or claims under this Agreement by virtue of the execution of the Secure Computing Merger Agreement or the Voting Agreements or the consummation of the transactions contemplated by the Secure Computing Merger Agreement, including, without limitation, the Secure Computing Merger, the acquisition of beneficial ownership or the transfer of Common Shares pursuant to the Voting Agreements, or the announcement of any of the foregoing transactions."

      8. This Amendment No. 1 shall be deemed to be a contract made under the laws of the state of Washington and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the state of New York applicable to contracts to be performed entirely within such state.

      9. This Amendment No. 1 may be executed in any number of counterparts, each of which counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute but one and the same instrument.

      10. In all respects not inconsistent with the terms and provisions of this Amendment No. 1, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment No. 1, the Rights Agent shall be entitled to all of the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

      11. If any term, provision, covenant or restriction of this Agreement No. 1 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment No. 1, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the date and year first above written.

                                    N2H2, INC.

                                    By:      /s/  HOWARD PHILIP WELT
                                        -------------------------------
                                    Name:  Howard Philip Welt
                                    Title: President and Chief Executive Officer

                                    MELLON INVESTOR SERVICES LLC,
                                    as rights agent



                                    By:      /s/ THOMAS L. COOPER
                                        ----------------------------------------
                                    Name:  Thomas L. Cooper
                                    Title: Assistant Vice President